SIFCO Industries, Inc. (“SIFCO”) Announces
Second Quarter Fiscal 2021 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its second quarter of fiscal 2021, which ended March 31, 2021.

Second Quarter Results
•Net sales in the second quarter of fiscal 2021 decreased 18.6% to $24.9 million, compared with $30.5 million for the same period in fiscal 2020.
•Net loss for the second quarter of fiscal 2021 was $1.5 million, or ($0.26) per diluted share, compared with net income of $3.3 million, or $0.57 per diluted share, in the second quarter of fiscal 2020.
•EBITDA was $0.7 million in the second quarter of fiscal 2021, compared with $5.4 million in the second quarter of fiscal 2020.
•Adjusted EBITDA in the second quarter of fiscal 2021 was $1.2 million, compared with Adjusted EBITDA of $4.5 million in the second quarter of fiscal 2020.

Year to Date Results
•Net sales in the first six months of fiscal 2021 decreased 12.0% to $49.9 million, compared with $56.7 million for the same period in fiscal 2020.
•Net income for the first six months of fiscal 2021 was $1.5 million, or $0.25 per diluted share, compared with net income of $1.9 million, or $0.33 per diluted share, in the first six months of fiscal 2020.
•EBITDA was $4.8 million in the first six months of fiscal 2021, compared with $6.0 million in the first six months of fiscal 2020.
•Adjusted EBITDA in the first six months of fiscal 2021 was $3.1 million, compared with Adjusted EBITDA of $5.2 million in the first six months of fiscal 2020.

Other Highlights

CEO Peter W. Knapper stated, "While our results for the quarter reflect the pressures on the A&E markets caused by the COVID-19 pandemic, we are all thankful that the impacts of the pandemic are finally showing signs of receding in many places in the world and we are excited that commercial air travel is showing signs of recovery. We continue to work with our customers as we navigate the impacts on our markets together. Our focus on controlling costs and managing working capital contributed to a $4.6 million reduction in debt since the beginning of the fiscal year and we continue to actively manage our costs in light of the continued uncertainty around the shape and duration of the recovery in the industries we serve.”

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings.

The Company's Annual Report on Form 10-K for the year ended September 30, 2020 and other reports filed with the Securities & Exchange Commission can be accessed through the Company's website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Second Quarter ended March 31,
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Net sales	$24,866	$30,537	$49,944	$56,744
Cost of goods sold	22,123	24,260	43,278	47,143
Gross profit	2,743	6,277	6,666	9,601
Selling, general and administrative expenses	3,596	3,321	7,423	7,529
Amortization of intangible assets	248	408	517	817
Loss on disposal of operating assets	—	41	—	41
Gain on insurance recoveries	—	(1,000)	(2,495)	(1,000)
Operating income (loss)	(1,101)	3,507	1,221	2,214
Interest expense	169	262	335	513
Foreign currency exchange loss (income), net	14	(1)	21	—
Other loss (income), net	42	25	103	(84)
Income (loss) before income tax expense (benefit)	(1,326)	3,221	762	1,785
Income tax expense (benefit)	165	(39)	(740)	(134)
Net income (loss)	$(1,491)	$3,260	$1,502	$1,919

Net income (loss) per share
Basic	$(0.26)	$0.57	$0.26	$0.34
Diluted	$(0.26)	$0.57	$0.25	$0.33

Weighted-average number of common shares (basic)	5,777	5,679	5,735	5,645
Weighted-average number of common shares (diluted)	5,777	5,770	5,932	5,748

Consolidated Condensed Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	March 31, 2021	September 30, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$311	$427
Receivables, net of allowance for doubtful accounts of $251 and $249, respectively	19,068	23,225
Other receivables	—	1,547
Contract assets	13,565	11,997
Inventories, net	15,568	15,569
Refundable income taxes	103	103
Prepaid expenses and other current assets	1,959	2,338
Total current assets	50,574	55,206
Property, plant and equipment, net	44,448	44,201
Operating lease right-of-use assets, net	16,405	17,021
Intangible assets, net	1,377	1,890
Goodwill	3,493	3,493
Other assets	89	137
Total assets	$116,386	$121,948
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$9,783	$7,144
Revolver	7,742	12,870
Short-term operating lease liabilities	796	991
Accounts payable	14,495	14,002
Accrued liabilities	6,368	8,290
Total current liabilities	39,184	43,297
Long-term debt, net of current maturities	2,542	4,606
Long-term operating lease liabilities, net of short-term	15,825	16,188
Deferred income taxes	616	1,400
Pension liability	9,764	10,165
Other long-term liabilities	747	769
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares 5,989 at March 31, 2021 and 5,916 at September 30, 2020	5,989	5,916
Additional paid-in capital	10,940	10,736
Retained earnings	43,841	42,339
Accumulated other comprehensive loss	(13,062)	(13,468)
Total shareholders’ equity	47,708	45,523
Total liabilities and shareholders’ equity	$116,386	$121,948

Non-GAAP Financial Measures

Presented below is certain financial information based on the Company's EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because management believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:
•Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;
•The omission of the substantial amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net loss or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

The following table sets forth a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA:

Dollars in thousands	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Net income (loss)	$(1,491)	$3,260	$1,502	$1,919
Adjustments:
Depreciation and amortization expense	1,905	1,875	3,730	3,731
Interest expense, net	169	262	335	513
Income tax expense (benefit)	165	(39)	(740)	(134)
EBITDA	748	5,358	4,827	6,029
Adjustments:
Foreign currency exchange loss (income), net (1)	14	(1)	21	—
Other loss (income), net (2)	42	25	103	(84)
Loss on disposal of assets (3)	—	41	—	41
Gain on insurance recoveries (4)	—	(1,000)	(2,495)	(1,000)
Equity compensation (5)	150	70	293	225
LIFO impact (6)	207	(33)	335	(11)
Adjusted EBITDA	$1,161	$4,460	$3,084	$5,200

(1)Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.
(2)Represents miscellaneous non-operating income or expense, such as pension costs or grant income.
(3)Represents the difference between the proceeds from the sale of operating equipment and the carrying values shown on the Company's books.
(4)Represents the difference between the insurance proceeds received for the damaged property and the carrying values shown on the Company's books for the assets that were damaged in the fire at the Orange location.
(5)Represents the equity-based compensation expense recognized by the Company under the 2016 Plan due to granting of awards, awards not vesting and/or forfeitures.
(6)Represents the change in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.

Reference to the above activities can found in the consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com